Exhibit 99.1

[LOGO OF CALLIDUS SOFTWARE(R)]                                     NEWS RELEASE

     CALLIDUS SOFTWARE APPOINTS CHARLES M. BOESENBERG TO BOARD OF DIRECTORS

SAN JOSE, Calif., February 27, 2006 -- Callidus Software Inc. (NASDAQ: CALD), the leader in Enterprise Incentive Management (EIM), announced the appointment of Charles Boesenberg to its Board of Directors. Mr. Boesenberg is CEO and Chairman of the Board of NetIQ, a leading provider of e-business and infrastructure management and intelligence solutions. Mr. Boesenberg, a 30-year veteran in the technology industry, has an exceptional track record in leading large organizations.

He currently serves on the Boards of Maxtor Corporation and Onyx Software Corporation, and he previously served on the Boards of Macromedia and Symantec Corporation.

"When it comes to growing a software business, Chuck has led the charge from some of the best vantage points in the industry. He has the ability to conceptualize and champion clear business strategies while staying focused on achieving operational results," said Mike Braun, Chairman of the Board of Callidus Software. "He has an exceptional track record of accelerating growth in technology businesses and building organizations that distinguish themselves in tough, competitive environments. I expect he will contribute significantly to our company and Board as Callidus continues its leadership in the EIM space."

Mr. Boesenberg added, "Callidus is a company poised for growth with a track-record of successful deployments in some of the world's largest companies, in what analysts see as a growing market. I am excited to join the Board of Directors at this time, as the company transitions into a significant enterprise with continued leadership in the EIM market," continued Boesenberg. "I clearly understand how incentives drive behavior and that incentive compensation is mission-critical to large enterprises, as it drives much of the behavior that supports corporate strategy."

Robert Youngjohns, President and CEO of Callidus Software added, "I am excited to have Chuck join our Board of Directors. His ability to spearhead change, drive growth and forge alliances will be a huge asset as we continue to build Callidus' leadership in EIM and Sales Performance Management solutions".

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ABOUT CALLIDUS SOFTWARE

Founded in 1996, Callidus Software (www.callidussoftware.com) is an industry leading Enterprise Incentive Management (EIM) provider to global companies across multiple industries. Callidus' EIM systems allow enterprises to develop and manage incentive compensation linked to the achievement of strategic business objectives. Through its TrueComp(R) Grid architecture, Callidus delivers the industry's only EIM solution that combines the power and scalability of grid computing with the flexibility of rules-based interface. Customers/Partners include 7-Eleven, Accenture, CUNA Mutual, HP, IBM, Philips Medical Systems, Sprint Nextel, Sun Microsystems, Time Warner Corporation and Wachovia. Callidus is publicly traded on the NASDAQ under the symbol CALD.

ABOUT NETIQ

NetIQ is a leading provider of integrated systems and security management solutions that empower IT organizations with the knowledge and ability necessary to assure IT service. NetIQ's Knowledge-Based Service Assurance products and solutions include embedded knowledge and tools to implement industry best practices and to better ensure operational integrity, manage service levels and risk, and ensure policy compliance. NetIQ's modular, best-of-breed solutions for Performance & Availability Management, Security Management, Configuration & Vulnerability Management, and Operational Change Control integrate through an open, service-oriented architecture allowing for common reporting, analytics and dashboards. For more information about NetIQ, visit www.netiq.com or call (888) 323-6768.

NOTE ON FORWARD-LOOKING STATEMENTS

The forward looking statements included in this press release, including with respect to Callidus' being poised for growth, its transitioning into a significant enterprise, and its ability to continue to lead and build on growth in the EIM and Sales Performance Management solutions markets, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, timing and size of software license orders, management's ability to successfully implement its business plan, changes in executive management, potential material fluctuations in financial results and future growth rates, decreases in customer spending, increased competition or new entrants in the marketplace, litigation and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K and Form 10-Qs, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or from the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

(C) 2006 Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, Callidus TrueAnalytics, TrueChannel, TrueComp, TrueComp Datamart, TrueComp Grid, TrueComp Manager, TrueInformation, TrueIntegration, TruePerformance, TrueReferral, TrueResolution, TrueService and TrueSupport are trademarks of Callidus Software Inc. in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

PRESS CONTACT:

Jock Breitwieser
Callidus Software Inc.
(408) 975-6683
pr@callidussoftware.com